EXHIBIT 23
                          EXHIBIT EX-23

                 CONSENT OF INDEPENDENT AUDITORS

 We consent to the incorporation by reference in the Registration Statements (Form S-3, Nos. 33-40236 and 33-49763) of Transamerica Finance Corporation and subsidiaries and in the related Prospectus of our report dated February 15, 1995 with respect to the consolidated financial statements and schedule of Transamerica Finance Corporation and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1994.



                                              ERNST & YOUNG LLP

Los Angeles, California
March 23, 1995